Exhibit 99.1






FOR IMMEDIATE RELEASE

CONTACTS:   Media    (San Francisco)     Glen Mathison           (415) 636-5448
            Investors/Analysts           Rich Fowler             (415) 636-9869

                         SCHWAB ANNOUNCES QUARTERLY RESULTS


     SAN FRANCISCO, October 21, 2003 - The Charles Schwab Corporation announced today that its net income for the quarter ended September 30, 2003 was $127 million. In comparison, the Company reported net income of $126 million for the second quarter of 2003 and a net loss of $4 million for the third quarter of 2002. Excluding $23 million in after-tax charges relating to previously announced restructuring efforts and a $3 million after-tax benefit relating to the Company's discontinued European operations, Schwab's third quarter 2003 adjusted operating income was $147 million - up 13% from the $130 million adjusted operating income generated in the prior quarter, and up 48% from the year-ago quarter's $99 million.

     For the nine months ended September 30, 2003, the Company's net income was $324 million, up 72% compared with the $188 million earned during the same period in 2002. Adjusted operating income for the nine months ended September 30, 2003 was $340 million, 7% higher than the $319 million adjusted operating income produced during the same period in 2002. A table that reconciles net income to adjusted operating income is attached.


                                    Three Months Ended                     Nine Months Ended
                                     --September 30,--      %              --September 30,--        %
Financial Highlights                  2003       2002     Change            2003        2002      Change
--------------------------------------------------------------------------------------------------------
Revenues (in millions)              $1,051     $1,020         3%          $2,969      $3,105        (4)%

Reported Results:
  Net income/loss (in millions)       $127       $(4)        n/m            $324        $188         72%
  Diluted earnings per share          $.09       $.00        n/m            $.24        $.14         71%
  After-tax profit margin            12.1%      (.4)%                      10.9%        6.1%
  Return on stockholders' equity       12%         0%                        10%          6%

Adjusted Operating Results 1:
  Income (in millions)                $147        $99        48%            $340        $319          7%
  Diluted earnings per share          $.11       $.07        57%            $.25        $.23          9%
  After-tax profit margin            14.0%       9.7%                      11.5%       10.3%

1.   Non-GAAP  income  measures  which  exclude  gains  or  losses  from  discontinued  operations,   an
     extraordinary   gain  relating  to  the  2001  sale  of  U.S.  Trust's  corporate  trust  business, restructuring charges,  impairment charges,  acquisition-related  costs (including intangible asset amortization and merger-related compensation), as well as a non-recurring tax benefit.

n/m - not meaningful
--------------------------------------------------------------------------------------------------------


     In reviewing the third quarter, CEO David S. Pottruck commented, "With economic news remaining generally encouraging, securities market returns were positive for the second straight quarter. These improving conditions are showing up in our clients' portfolios - net market gains for Schwab client assets have totaled nearly $100 billion since the end of February. Third quarter 2003 net new assets of $11 billion showed improvement over the prior quarter, and we ended the third quarter with $877 billion in client assets, up 21% from a year ago. While new account openings were just 124,000 during the third quarter - due at least in part to our relatively low marketing investment in recent months - we do see multiple signs that clients are re-engaging with their financial affairs, including more than $10 billion of net inflows into actively managed equity and balanced mutual funds from April through September, a 21% increase in margin loan balances during that same period, and increased trading activity."

     "Continued improvement in the market environment during the third quarter of 2003 helped to generate a 3% increase in our revenues over the prior quarter, and every revenue category once again showed sequential improvement," the CEO said. "While restructuring charges kept net income essentially flat between the second and third quarters, our continued expense discipline enabled us to achieve an after-tax profit margin in excess of 12% for a second straight quarter. Our 14% third quarter after-tax operating profit margin - the highest since the second quarter of 2000 - is further evidence that our restructuring efforts helped pave the way for improved financial performance. We also continued to gain ground when comparing current and year-ago quarters - a 3% increase in revenues for the third quarter of 2003 and a 5% decline in operating expenses combined to yield a 48% increase in adjusted operating income."

     Mr. Pottruck continued, "While the third quarter is traditionally one of the slower quarters of the year, the improving environment led to continued strength in client demand for the market wisdom, information, tools and services they expect from Schwab. For our actively trading clients, we introduced our Profit Taking Strategies online seminar, the fourth in a series designed to help clients measurably improve their trading results. The program covers practical strategies for setting and adhering to price targets, as well as evaluating when to take profits. Additionally, we announced a price reduction for those clients who trade more than 30 times a quarter - commissions were lowered to $14.95, or $0.01 per share for trades over 1,000 shares with a $14.95 minimum. We also entered into a joint effort with the Chicago Mercantile Exchange to enable CyberTrader clients to trade E-mini S&P 500(R) and Nasdaq 100 stock index contracts. Schwab representatives conducted another 1,200 local investing workshops and educational events during the third quarter, attracting over 12,000 attendees. We also held another 40 Live Online Web-based interactive workshops. The number of clients using our Schwab Private Client service grew to 12,400 by the end of the third quarter, and their accounts currently hold $13 billion in assets, increases of 20% and 23%, respectively, from month-end June 2003. These clients now have access to the Schwab Personal Portfolio Dividend Equity (TM) account, a managed account that invests primarily in dividend-paying stocks that have been rated A or B by Schwab Equity Ratings (TM). Net new client assets in accounts at Schwab with an ongoing advisory component - including Schwab Private Client, accounts managed by independent investment advisors
(IAs), and U.S. Trust accounts - totaled $7 billion during the third quarter of 2003, and total assets in these accounts equaled $388 billion, up 21% from month-end September 2002."

     "Last quarter was the first full quarter of operations for Schwab Bank, N.A., which continues to gain momentum in serving our clients through a lending program that includes first mortgages and home equity loans and a deposit program that offers CDs and money market deposit accounts," Mr. Pottruck added. "The bank originated $1.1 billion in first mortgages during the quarter and outstanding home equity loans reached $100 million by month-end September. The bank ended the third quarter with total assets of $1.6 billion and client deposits of $1.2 billion. In addition, the bank's loan commitments at quarter-end included $350 million in first mortgages and $450 million in new home equity lines."

     Mr. Pottruck commented, "Also during the third quarter, our Services for Investment Managers (SIM) group continued its tradition of adding value for the IAs who use Schwab for custody, trading and administrative support by sponsoring a series of 13 Institutional Workshops across the country. These workshops provided over 800 of our IAs' back office staff with training and suggestions for maximizing operating efficiency as part of our overall effort to enable IAs to focus on growing their practices. In addition, The Schwab Fund for Charitable Giving (R) recently introduced Charitable Asset Management, a service which enables IAs working with SIM or U.S. Trust to manage the donated assets in client Charitable Gift Accounts of $500,000 or more in a flexible, personalized manner. Client referrals to IAs through our Schwab Advisor Network (R) program totaled 5,400 during the third quarter of 2003, down slightly from the previous quarter. At month-end September, client assets at Schwab associated with IA referral programs equaled $17 billion, and total client assets under the guidance of IAs were a record $260 billion, up 49% and 23%, respectively, from a year ago."

     "U.S. Trust's acquisition of State Street's New England-based Private Asset Management Group was recently approved by the Office of the Comptroller of the Currency and other regulators, and we are continuing to work towards closing this transaction on October 31," Mr. Pottruck said. "Third quarter referrals from Schwab to U.S. Trust totaled approximately 330, compared with just under 360 in the prior quarter and about 270 in the third quarter of 2002. At month-end September 2003, client assets at U.S. Trust associated with this referral program totaled $2.7 billion and total client assets were $116 billion, up 69% and 9%, respectively, from September 2002."

     Mr. Pottruck continued, "During the third quarter, our Corporate Services team launched a new service for participants in bundled 401(k) plans serviced by Schwab. Participants in these plans now have either online, telephonic, or in-person access to customized advice provided by GuidedChoice, Inc., including specific recommendations about savings rates and the core investment fund choices available in a given retirement plan. Participants will also have the option of automatic account rebalancing. Overall, net new client assets placed in 401(k) accounts at Schwab totaled $561 million during the third quarter of 2003, up 2% from the year ago quarter. Total client assets in employer-sponsored retirement plans at Schwab now total $105 billion, up 24% from the third quarter of 2002."

     "Our Capital Markets group continued to focus on delivering high quality trade executions for our institutional and individual clients during the third quarter," Mr. Pottruck continued. "We added William McLaughlin and William Van Buren to our institutional equities trading team during the quarter to head up our listed sales function and our new Chicago office, respectively; the team now totals 114. Our clients will also benefit from a new state-of-the-art trading floor that provides our traders with the hardware and trading systems support they need to work as efficiently and effectively as possible."

     Mr. Pottruck added, "During the third quarter we launched the Schwab Dividend Equity Fund (TM), which offers clients current income and capital appreciation by primarily investing in dividend-paying stocks that have been rated an A or B by Schwab Equity Ratings. This fund, which recognizes the importance of recent changes in dividend taxation, is the fourth member of the SchwabFunds Family (R) that utilizes Schwab Equity Ratings to help guide stock selection. By quarter-end, assets in the Dividend Equity Fund totaled almost
$165 million, making this one of our most successful fund launches ever. Overall, client asset balances in mutual funds at Schwab totaled $362 billion at the end of September, including $90 billion in third-party Mutual Fund OneSource
(R) funds, $29 billion in our clearing business, $88 billion in other third-party Mutual Fund Marketplace (R) funds, and $155 billion in proprietary funds."

     The Charles Schwab Corporation (NYSE:SCH), through Charles Schwab & Co., Inc. (member SIPC/NYSE), U.S. Trust Corporation, CyberTrader, Inc. and its other operating subsidiaries, is one of the nation's largest financial services firms serving investors through offices, regional client telephone service centers and automated telephonic and online channels. The Charles Schwab, U.S. Trust and CyberTrader Web sites can be reached at www.schwab.com, www.ustrust.com and www.cybertrader.com, respectively.

                                       ###


                                                 THE CHARLES SCHWAB CORPORATION
                                                Consolidated Statement of Income
                                             (In millions, except per share amounts)
                                                          (Unaudited)

------------------------------------------------------------------------------------------------------------------------------------
                                                                                  Three Months                     Nine Months
                                                                                     Ended                           Ended
                                                                                  September 30,                    September 30,
                                                                                2003        2002                 2003        2002
------------------------------------------------------------------------------------------------------------------------------------
Revenues
    Asset management and administration fees                                  $  467      $  431               $1,340      $1,316
    Commissions                                                                  320         305                  873         893
    Interest revenue                                                             236         287                  719         899
    Interest expense                                                             (55)        (83)                (183)       (264)
                                                                              -------     -------              -------     -------
     Net interest revenue                                                        181         204                  536         635
    Principal transactions                                                        45          47                  121         147
    Other                                                                         38          33                   99         114
------------------------------------------------------------------------------------------------------------------------------------
Total                                                                          1,051       1,020                2,969       3,105
------------------------------------------------------------------------------------------------------------------------------------
Expenses Excluding Interest
    Compensation and benefits                                                    445         466                1,311       1,391
    Other compensation - merger retention programs                                 -           -                    -          22
    Occupancy and equipment                                                      108         109                  330         338
    Depreciation and amortization                                                 71          78                  218         240
    Communications                                                                62          62                  180         195
    Advertising and market development                                            32          50                  101         153
    Professional services                                                         45          41                  126         134
    Commissions, clearance and floor brokerage                                    21          19                   54          53
    Restructuring charges                                                         37         159                   61         188
    Impairment charges                                                             -           -                    5           -
    Other                                                                         33          37                  107          95
------------------------------------------------------------------------------------------------------------------------------------
Total                                                                            854       1,021                2,493       2,809
------------------------------------------------------------------------------------------------------------------------------------
Income (loss) from continuing operations before taxes on income
    and extraordinary gain                                                       197          (1)                 476         296
Taxes on income                                                                  (73)          -                 (152)       (110)
------------------------------------------------------------------------------------------------------------------------------------
Income (loss) from continuing operations before extraordinary gain               124          (1)                 324         186
Gain (loss) from discontinued operations, net of tax                               3          (3)                   -         (10)
Extraordinary gain on sale of corporate trust business, net of tax expense         -           -                    -          12
------------------------------------------------------------------------------------------------------------------------------------
Net Income (Loss)                                                             $  127      $   (4)              $  324      $  188
====================================================================================================================================
Weighted-Average Common Shares Outstanding - Diluted                           1,366       1,358                1,361       1,382
------------------------------------------------------------------------------------------------------------------------------------
Earnings Per Share - Basic
    Income (loss) from continuing operations before extraordinary gain        $  .09           -               $  .24      $  .14
    Gain (loss) from discontinued operations, net of tax                           -           -                    -      $ (.01)
    Extraordinary gain, net of tax expense                                         -           -                    -      $  .01
    Net income (loss)                                                         $  .09           -               $  .24      $  .14

Earnings Per Share - Diluted
    Income (loss) from continuing operations before extraordinary gain        $  .09           -               $  .24      $  .14
    Gain (loss) from discontinued operations, net of tax                           -           -                    -      $ (.01)
    Extraordinary gain, net of tax expense                                         -           -                    -      $  .01
    Net income (loss)                                                         $  .09           -               $  .24      $  .14
------------------------------------------------------------------------------------------------------------------------------------
Dividends Declared Per Common Share                                           $ .014      $ .011               $ .036      $ .033
------------------------------------------------------------------------------------------------------------------------------------

All periods have been adjusted to summarize the impact of The Charles  Schwab  Corporation's  sale of its United  Kingdom  brokerage subsidiary, Charles Schwab Europe, in gain (loss) from discontinued operations.

See Notes to Consolidated Statement of Income and Financial and Operating Highlights.


                                               THE CHARLES SCHWAB CORPORATION
                                             Financial and Operating Highlights
                                                        (Unaudited)

                                                      |          2003           |              2002                |      2001     |
------------------------------------------------------------------------------------------------------------------------------------
                                                       Third    Second   First   Fourth   Third   Second   First    Fourth  Third
(In millions, except per share amounts and as noted)   Quarter  Quarter  Quarter Quarter  Quarter Quarter  Quarter  Quarter Quarter
------------------------------------------------------------------------------------------------------------------------------------
Revenues (1)
     Asset management and administration fees          $  467   $  445   $  428  $  433   $  431  $  444   $  441   $  434  $  417
     Commissions                                          320      313      240     297      305     290      298      324     271
     Interest revenue, net of interest expense            181      180      175     189      204     213      218      206     224
     Principal transactions                                45       43       33      37       47      49       51       63      42
     Other                                                 38       37       24      30       33      41       40       20      51
------------------------------------------------------------------------------------------------------------------------------------
Total                                                   1,051    1,018      900     986    1,020   1,037    1,048    1,047   1,005
------------------------------------------------------------------------------------------------------------------------------------
Expenses Excluding Interest (1)
     Compensation and benefits                            445      449      417     433      466     462      463      434     452
     Other compensation - merger retention programs         -        -        -       -        -       8       14       12      14
     Occupancy and equipment                              108      111      111     118      109     114      115      114     122
     Depreciation and amortization                         71       71       76      77       78      80       82       84      84
     Communications                                        62       58       60      61       62      63       70       73      78
     Advertising and market development                    32       21       48      55       50      51       52       61      41
     Professional services                                 45       44       37      38       41      46       47       48      36
     Commissions, clearance and floor brokerage            21       20       13      17       19      17       17       20      19
     Restructuring charges (2)                             37       24        -     170      159       3       26      172     101
     Impairment charges (3)                                 -        -        5      37        -       -        -        -       -
     Goodwill amortization                                  -        -        -       -        -       -        -       16      16
     Other                                                 33       38       36      49       37      32       26       33      15
------------------------------------------------------------------------------------------------------------------------------------
Total                                                     854      836      803   1,055    1,021     876      912    1,067     978
------------------------------------------------------------------------------------------------------------------------------------
Income (loss) from continuing operations before taxes
     on income (loss) and extraordinary gain              197      182       97     (69)      (1)    161      136      (20)     27
Tax (expense) benefit on income (loss) (1)                (73)     (56)     (23)     18        -     (60)     (50)      14     (14)
------------------------------------------------------------------------------------------------------------------------------------
Income (loss) from continuing operations before
     extraordinary gain                                   124      126       74     (51)      (1)    101       86       (6)     13
Gain (loss) from discontinued operations, net of tax        3        -       (3)    (28)      (3)     (3)      (4)      (7)      -
Extraordinary gain on sale of corporate trust
     business, net of tax expense                           -        -        -       -        -       -       12        -       -
------------------------------------------------------------------------------------------------------------------------------------
Net Income (Loss)                                      $  127   $  126   $   71  $  (79)  $   (4) $   98   $   94   $  (13) $   13
====================================================================================================================================
Basic earnings (loss) per share                        $  .09   $  .10   $  .05  $ (.06)  $    -  $  .07   $  .07   $ (.01) $  .01
Diluted earnings (loss) per share                      $  .09   $  .09   $  .05  $ (.06)  $    -  $  .07   $  .07   $ (.01) $  .01
Dividends declared per common share                    $ .014   $ .011   $ .011  $ .011   $ .011  $ .011   $ .011   $ .011  $ .011
Weighted-average common shares outstanding -
     diluted (4)                                        1,366    1,360    1,357   1,340    1,358   1,385    1,389    1,362   1,395
------------------------------------------------------------------------------------------------------------------------------------
Performance Measures
     Revenue growth (decline) over prior year's
         quarter (5)                                       3%      (2%)    (14%)    (6%)      1%     (2%)    (11%)    (21%)   (23%)
     Adjusted operating income (6)                     $  147   $  130   $   63  $   90   $   99  $  109   $  111   $  115  $   82
     After-tax profit margin - reported                 12.1%    12.3%     7.9%   (8.0%)    (.4%)   9.5%     9.0%    (1.2%)   1.3%
     After-tax profit margin - operating (6)            14.0%    12.7%     7.0%    9.1%     9.7%   10.5%    10.6%    11.0%    8.4%
     Return on stockholders' equity (7)                   12%      12%       7%     (8%)      -%      9%       9%      (1%)     1%
------------------------------------------------------------------------------------------------------------------------------------
Financial Condition (at quarter end)
     Cash and investments segregated (in billions)     $ 22.4   $ 22.6   $ 22.3  $ 21.0   $ 19.2  $ 17.6   $ 18.3   $ 17.7  $ 15.6
     Receivables from brokerage clients (in billions)  $  7.7   $  7.0   $  6.3  $  6.8   $  7.1  $  8.5   $  9.5   $  9.6  $  9.3
     Total assets (in billions)                        $ 43.8   $ 41.8   $ 40.4  $ 39.7   $ 37.6  $ 37.6   $ 38.8   $ 40.5  $ 37.1
     Payables to brokerage clients (in billions)       $ 26.1   $ 26.2   $ 25.8  $ 26.4   $ 24.8  $ 24.6   $ 25.9   $ 27.0  $ 24.4
     Long-term debt (in millions)                      $  776   $  811   $  856  $  642   $  652  $  751   $  730   $  730  $  735
     Stockholders' equity (in millions)                $4,312   $4,179   $4,056  $4,011   $4,143  $4,345   $4,268   $4,163  $4,178
------------------------------------------------------------------------------------------------------------------------------------
Other
     Full-time equivalent employees (at quarter end,
         in thousands)                                   16.0     16.1     16.5    16.7     18.8    19.1     19.4     19.6    21.9
     Capital expenditures - cash purchases of
         equipment, office facilities, property, and
         internal-use software development costs,
         net (in millions)                             $   36   $   33   $   32  $   46   $   42  $   40   $   32   $   35  $   58
------------------------------------------------------------------------------------------------------------------------------------
Clients' Daily Average Trading Volume (in
     thousands) (8)
     Daily average revenue trades (9)                   145.1    141.0    114.6   131.6    129.1   129.1    147.4    148.0   133.8
     Mutual Fund OneSource(R) and other asset-based
         trades                                          58.0     57.1     54.3    51.9     56.5    57.5     58.5     51.9    54.0
------------------------------------------------------------------------------------------------------------------------------------
     Daily average trades                               203.1    198.1    168.9   183.5    185.6   186.6    205.9    199.9   187.8
------------------------------------------------------------------------------------------------------------------------------------
Daily Average Trades by Channel (in thousands) (8)
     Online                                             178.5    172.4    144.4   155.1    155.2   154.4    170.3    164.6   142.6
     TeleBroker(R) and Schwab by Phone(TM)                5.2      5.3      4.6     5.5      5.7     6.1      7.2      7.3     7.0
     Regional client telephone service centers,
         branch offices, and other                       19.4     20.4     19.9    22.9     24.7    26.1     28.4     28.0    38.2
------------------------------------------------------------------------------------------------------------------------------------
Active Trader Daily Average Revenue Trades
     (in thousands) (8,9,10)                             72.9     69.5     54.5    61.1     58.2    59.6     67.2     65.3    56.8
------------------------------------------------------------------------------------------------------------------------------------
Average Revenue Per Revenue Trade (9)                  $36.96   $37.73   $37.30  $37.48   $39.71  $38.02   $36.03   $36.04  $36.35
------------------------------------------------------------------------------------------------------------------------------------

(1)  All periods have been adjusted to summarize the impact of The Charles Schwab  Corporation's  (the Company's) sale of its United
     Kingdom brokerage subsidiary, Charles Schwab Europe, in gain (loss) from discontinued operations.
(2)  Restructuring charges include costs relating to workforce, facilities, systems hardware, software, and equipment reductions.
(3)  Represents investment write-downs related to the Company's U.K. market-making operation, the sale of which was completed in the second quarter of 2003.
(4)  For the third and fourth quarters of 2002 and the fourth quarter of 2001,  excludes  outstanding  stock options and restrictive shares due to their antidilutive effect on the quarterly loss per share.
(5)  Excludes non-operating revenue, which primarily consists of a gain on the sale of an investment for the third quarter of 2001.
(6)  Represents  a  non-GAAP  income  measure  which  excludes  gain  (loss)  from  discontinued  operations,  extraordinary  gains, non-operating revenue,  restructuring charges,  impairment charges, and  acquisition-related  costs, net of taxes, as well as a non-recurring tax benefit.
(7)  Calculated based on annualized quarterly net income (loss) and average stockholders' equity for the quarter.
(8)  Effective in the third quarter of 2003, the Company  considers  reduced  exchange  trading sessions as half days in calculating daily average trades.
(9)  Revenue trades include all client trades (both individuals and institutions) that generate either commission revenue or revenue from principal markups (i.e., fixed income); also known as DART.
(10) Active Trader  includes all  CyberTrader  clients and Schwab  clients  enrolled as making at least 6 equity trades per quarter.
     Active Trader DART is included in total DART above.

See Notes to Consolidated Statement of Income and Financial and Operating Highlights.



                                                    THE CHARLES SCHWAB CORPORATION
                                      Reconciliation of Net Income to Adjusted Operating Income
                                                            (In millions)
                                                             (Unaudited)

------------------------------------------------------------------------------------------------------------------------------------
                                                                               Three Months Ended             Nine Months Ended
                                                                                  September 30,                  September 30,
                                                                               2003         2002              2003         2002
------------------------------------------------------------------------------------------------------------------------------------
Net income (loss)                                                              $ 127        $  (4)            $ 324        $ 188
   Adjustments to reconcile net income to adjusted
      operating income:
      Loss (gain) from discontinued operations (1)                                (5)           5                 -           16
      Extraordinary gain (2)                                                       -            -                 -          (22)
      Restructuring charges (3):
             Workforce reduction                                                  21           44                21           61
             Facilities reduction                                                 16          115                40          127
------------------------------------------------------------------------------------------------------------------------------------
                 Total restructuring charges                                      37          159                61          188
      Impairment charges (4)                                                       -            -                 5            -
      Acquisition-related charges:
             Compensation-merger retention programs                                -            -                 -           22
             Intangible asset amortization                                         -            -                 -            5
------------------------------------------------------------------------------------------------------------------------------------
                 Total acquisition-related charges                                 -            -                 -           27
------------------------------------------------------------------------------------------------------------------------------------
             Total adjusted items                                                 32          164                66          209
      Tax effect (5)                                                             (12)         (61)              (50)         (78)
------------------------------------------------------------------------------------------------------------------------------------
   Total adjusted items, net of tax                                               20          103                16          131
------------------------------------------------------------------------------------------------------------------------------------
Adjusted operating income, after tax (6)                                       $ 147        $  99             $ 340        $ 319
====================================================================================================================================

(1)  Represents the summarized  impact of The Charles Schwab  Corporation's  (the  Company's)  sale of its United Kingdom  brokerage subsidiary.
(2)  Represents the remaining gain from the 2001 sale of U.S. Trust  Corporation's  Corporate Trust business to The Bank of New York
     Company, Inc. that was recognized upon satisfaction of certain client retention requirements.
(3)  Restructuring  charges reflect the Company's plan to reduce  operating  expenses due to continued  economic  uncertainties  and difficult market conditions.  These charges primarily included a workforce  reduction and a reduction in operating  facilities.
     Restructuring  charges  recorded  in the three and nine  months  ended  September  30,  2003  include  $31  million  related to restructuring  initiatives  announced in 2003.  Restructuring charges recorded in the three and nine months ended September 30,
     2003 also  include $6 million  and $30  million,  respectively,  primarily   due to changes in  estimates  of  sublease  income
     associated with previously announced efforts to sublease excess facilities.
(4)  Represents an investment write-down related to the Company's U.K. market-making  operation,  the sale of which was completed in the second quarter of 2003.
(5)  Includes a $16 million tax benefit  associated with the Company's sale of its U.K.  market-making  operation and an $11 million non-recurring tax benefit in the nine months ended September 30, 2003.
(6)  In evaluating the Company's financial  performance,  management uses adjusted operating income, a non-GAAP income measure which excludes items as detailed in the table above.  Management believes that adjusted operating income is a useful indicator of its ongoing financial performance, and a tool that can provide meaningful insight into financial performance without the effects of certain material items that are not expected to be an ongoing part of operations.

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


                                                The Charles Schwab Corporation
                         Notes to Consolidated Statement of Income and Financial and Operating Highlights
                                                            (Unaudited)


The Company
     The  consolidated  statement of income and financial and operating  highlights  include The Charles Schwab  Corporation and its subsidiaries (collectively,  the Company), including Charles Schwab & Co., Inc., U.S. Trust Corporation, Schwab Capital Markets L.P.
and CyberTrader, Inc. The consolidated statement of income and financial and operating highlights should be read in conjunction with the  consolidated  financial  statements  and notes thereto  included in the Company's  2002 Annual Report to  Stockholders  and the
Company's  Quarterly  Reports on Form 10-Q for the periods  ended March 31 and June 30, 2003.  Certain prior  periods'  revenues and expenses have been reclassified to conform with the current period presentation. All material intercompany balances and transactions have been eliminated.



                                                          **********
                                                THE CHARLES SCHWAB CORPORATION
                                             Growth in Client Assets and Accounts
                                                          (Unaudited)

                                                    |          2003          |                 2002               |      2001      |
------------------------------------------------------------------------------------------------------------------------------------
                                                    Third    Second   First    Fourth   Third    Second   First    Fourth   Third
(In billions, at quarter end, except as noted)      Quarter  Quarter  Quarter  Quarter  Quarter  Quarter  Quarter  Quarter  Quarter
------------------------------------------------------------------------------------------------------------------------------------
Assets in client accounts
  Schwab One(R), other cash equivalents and
         deposits from banking clients              $  30.6  $  30.2  $  31.1  $  31.1  $  29.0  $  28.6  $  29.2  $  31.5  $  28.1
  Proprietary funds (SchwabFunds(R), Excelsior(R)
         and other):
         Money market funds                           124.4    126.8    132.4    129.7    129.2    126.7    130.0    130.3    130.0
         Equity and bond funds                         30.7     31.2     27.4     27.7     26.8     30.9     33.2     30.9     27.5
------------------------------------------------------------------------------------------------------------------------------------
            Total proprietary funds                   155.1    158.0    159.8    157.4    156.0    157.6    163.2    161.2    157.5
------------------------------------------------------------------------------------------------------------------------------------
  Mutual Fund Marketplace(R) (1):
         Mutual Fund OneSource(R)                      90.1     85.0     71.8     73.6     70.0     81.6     90.3     87.0     76.6
         Mutual fund clearing services                 28.4     24.5     21.4     21.2     19.8     21.9     22.3     21.0     18.2
         All other                                     88.3     84.6     71.6     71.6     68.5     75.9     78.8     73.6     66.8
------------------------------------------------------------------------------------------------------------------------------------
            Total Mutual Fund Marketplace             206.8    194.1    164.8    166.4    158.3    179.4    191.4    181.6    161.6
------------------------------------------------------------------------------------------------------------------------------------
               Total mutual fund assets               361.9    352.1    324.6    323.8    314.3    337.0    354.6    342.8    319.1
------------------------------------------------------------------------------------------------------------------------------------
  Equity and other securities (1)                     357.1    338.2    287.9    294.7    272.9    323.3    374.7    379.3    332.0
  Fixed income securities (2)                         134.6    131.1    125.2    121.8    117.5    116.5    108.4    101.5     98.2
  Margin loans outstanding                             (7.5)    (6.9)    (6.2)    (6.6)    (6.9)    (8.4)    (9.2)    (9.2)    (9.0)
------------------------------------------------------------------------------------------------------------------------------------
  Total client assets                               $ 876.7  $ 844.7  $ 762.6  $ 764.8  $ 726.8  $ 797.0  $ 857.7  $ 845.9  $ 768.4
====================================================================================================================================
Net growth in assets in client accounts
  (for the quarter ended)
  Net new client assets                             $  10.6  $   6.5  $  14.2  $  10.1  $  10.6  $  11.5  $  15.4  $  13.5  $  17.9
  Net market gains (losses)                            21.4     75.6    (16.4)    27.9    (80.8)   (72.2)    (3.6)    64.0   (107.8)
------------------------------------------------------------------------------------------------------------------------------------
  Net growth (decline)                              $  32.0  $  82.1  $  (2.2) $  38.0  $ (70.2) $ (60.7) $  11.8  $  77.5  $ (89.9)
====================================================================================================================================
U.S. Trust client assets (3)                        $ 116.1  $ 114.0  $ 106.7  $ 108.0  $ 106.1  $ 115.3  $ 122.9  $ 124.0  $ 114.7
------------------------------------------------------------------------------------------------------------------------------------

New client accounts
  (in thousands, for the quarter ended)               123.9    151.9    171.0    154.5    159.6    224.6    232.3    212.3    184.2
Active client accounts (in millions) (4)                7.6      7.7      8.0      8.0      8.0      8.0      7.9      7.8      7.8
------------------------------------------------------------------------------------------------------------------------------------
Active online Schwab client accounts
  (in millions) (5)                                     4.0      4.1      4.2      4.2      4.2      4.3      4.3      4.3      4.3
Online Schwab client assets                         $ 341.5  $ 328.6  $ 295.7  $ 297.4  $ 279.1  $ 308.2  $ 341.9  $ 341.2  $ 306.3
------------------------------------------------------------------------------------------------------------------------------------

(1)  Excludes all proprietary money market, equity, and bond funds.
(2)  Includes certain other securities serviced by Schwab's fixed income division, including exchange-traded unit investment trusts, real estate investment trusts, and corporate debt.
(3)  Included in total client assets above.
(4)  Active  client  accounts are defined as accounts  with balances or activity  within the  preceding  eight months.  Reflects the removal of 192,000 accounts in the second quarter of 2003 related to the Company's  withdrawal from the Employee Stock Purchase
     Plan business and the transfer of those accounts to other providers.
(5)  Active online accounts are defined as all active  individual and U.S.  dollar-based  international  accounts within a household that has had at least one online session within the past twelve months.  Excludes  independent  investment advisor accounts and
     U.S. Trust accounts.

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

                       The Charles Schwab Corporation Monthly Market Activity Report - October 2003
                               Investor activity for 7.6 million active client accounts (1)

                                                                                                     Clients opened 42,900 new
                                                                                                     accounts during September 2003.
Investors' Daily Average             2002                            2003
 Trading Volume(2) (in thousands)    Sep     Oct     Nov     Dec     Jan     Feb     Mar      Apr     May     Jun      Jul     Aug
------------------------------------------------------------------------------------------------------------------------------------
  Daily Average Revenue Trades(3)   112.0   127.5   141.5   126.7   126.3   101.5   114.6    119.8   143.9   159.3    148.6   126.8
  Mutual Fund OneSource(R) and
   Other Asset-Based Trades(4)       51.5    51.8    52.0    51.8    56.2    51.9    54.8     57.4    55.7    58.3     57.7    54.8
------------------------------------------------------------------------------------------------------------------------------------
    Trading Activity(5)             163.5   179.3   193.5   178.5   182.5   153.4   169.4    177.2   199.6   217.6    206.3   181.6
====================================================================================================================================
  Daily Average Share Volume
   (in millions)
    NYSE                            1,409   1,655   1,454   1,248   1,475   1,336   1,439    1,423   1,489   1,516    1,451   1,200
    Nasdaq                          1,451   1,684   1,784   1,424   1,541   1,311   1,500    1,478   1,848   2,032    1,772   1,471
------------------------------------------------------------------------------------------------------------------------------------
    Total                           2,860   3,339   3,238   2,672   3,016   2,647   2,939    2,901   3,337   3,548    3,223   2,671
====================================================================================================================================
Change in Client Assets
   (in billions of dollars)
     Net New Assets (6)               1.8     3.0     2.8     4.3     4.2     4.5     5.5      1.0     2.7     2.8      3.9     3.7
     Net Market Gains (Losses)      (42.6)   23.7    29.2   (25.0)  (10.6)   (7.8)    2.0     34.6    32.6     8.4      8.5    15.1

Total Client Assets (at month end,
   in billions of dollars)          726.8   753.5   785.5   764.8   758.4   755.1   762.6    798.2   833.5   844.7    857.1   875.9
====================================================================================================================================
Market Indices (at month end)
     Dow Jones Industrial Average   7,592   8,397   8,896   8,342   8,054   7,891   7,992    8,480   8,850   8,985    9,234   9,416
     Nasdaq Composite               1,172   1,330   1,479   1,336   1,321   1,338   1,341    1,464   1,596   1,623    1,735   1,810
     Standard & Poor's 500            815     886     936     880     856     841     848      917     964     975      990   1,008
     Schwab 1000                    2,614   2,826   2,985   2,810   2,738   2,688   2,715    2,928   3,084   3,120    3,181   3,243

Mutual Fund Net Buys (Sells) (7)
    (in millions of dollars)
     Domestic Growth               (815.4) (471.2)  381.7  (746.9)  (52.4) (822.7)   29.3    670.6 1,235.9   957.0    910.8   945.0
     International Growth          (123.2)  (95.9)   40.7  (127.1)  230.7  (197.2)  (95.3)   185.1   224.9   121.1    369.8   449.0
     Balanced (stock and bond)      (11.0)  (11.5)  345.1    65.9   486.4    11.8   212.7    506.5   380.4   698.4    421.7   621.8
     Bond - Taxable                 791.4   (33.5)  477.5   222.6   810.6 1,116.9   838.3    806.2   742.9   336.4   (515.1) (511.3)
     Bond - Tax Advantaged          123.4  (182.1)  (43.5)   44.3    36.4   116.8     7.6    (43.2)   46.8     3.7   (106.7)  (71.0)


Investors' Daily Average                      % change
 Trading Volume (2) (in thousands)   Sep     Mo.    Yr.*
--------------------------------------------------------
  Daily Average Revenue Trades (3)  159.9    26%    43%
  Mutual Fund OneSource(R) and
   Other Asset-Based Trades (4)      61.5    12%    19%
--------------------------------------------------------
    Trading Activity (5)            221.4    22%    35%
========================================================
  Daily Average Share Volume
   (in millions)
    NYSE                            1,437    20%     2%
    Nasdaq                          1,943    32%    34%
--------------------------------------------------------
    Total                           3,380    27%    18%
========================================================
Change in Client Assets
   (in billions of dollars)
     Net New Assets (6)               3.0   (19%)   67%
     Net Market Gains (Losses)       (2.2)

Total Client Assets (at month end,
   in billions of dollars)          876.7      -    21%
========================================================
Market Indices (at month end)
     Dow Jones Industrial Average   9,275
     Nasdaq Composite               1,787
     Standard & Poor's 500            996
     Schwab 1000                    3,202

Mutual Fund Net Buys (Sells) (7)
    (in millions of dollars)
     Domestic Growth                913.0
     International Growth           142.8
     Balanced (stock and bond)      562.1
     Bond - Taxable                  83.3
     Bond - Tax Advantaged          (63.6)

(1)  Active  client  accounts are defined as accounts  with balances or activity  within the  preceding  eight months.  Reflects the removal of 192,000  accounts in June 2003 related to the  Company's  withdrawal  from the Employee  Stock  Purchase Plan (ESPP)
     business and the transfer of those accounts to other providers.
(2)  The earnings of Charles Schwab & Co., Inc. (Schwab) and its parent,  The Charles Schwab  Corporation,  are directly affected by many factors not reflected above.
(3)  Includes all client  trades (both  individuals  and  institutions)  that  generate  either  commission  revenue or revenue from principal markups (i.e., fixed income); also known as DART.
(4)  Includes mutual fund trades executed through Schwab's Mutual Fund OneSource(R)  service.  Contact any Schwab representative for complete information on this service.
(5)  Effective July 2003, the Company considers reduced exchange trading sessions as half days in calculating daily average trades.
(6)  August 2003 data includes an individual inflow of $0.6 billion related to a mutual fund clearing client. July 2003, March 2003, and January 2003 data includes individual inflows of $0.2 billion, $1.3 billion, and $0.8 billion,  respectively, at U.S. Trust related to Special  Fiduciary  business  clients.  May 2003 and April 2003 data  includes  outflows  related to the sale of the
     Company's ESPP business of $0.3 billion and $0.2 billion,  respectively.  December 2002 data excludes mutual fund capital gains reinvestments of $0.9 billion. November 2002 data includes $0.7 billion in outflows related to an ESPP client.
(7)  Represents the principal value of client mutual fund (no-load,  low-load,  load) transactions handled by Schwab and U.S. Trust, including  transactions in SchwabFunds(R) and Excelsior(R) Funds, respectively.  Includes institutional funds available only to
     Investment  Managers.  Excludes money market funds.  Contact any Schwab  representative for complete  information on purchasing mutual funds through Schwab,  including a fund prospectus  which  describes  management fees and expenses.  Read the prospectus carefully before you invest.

            * September 2003 vs. September 2002                 The Charles Schwab Corporation

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